Exhibit 99.1
Statement of the Board of Directors of First Carolina Investors, Inc.
Dated: November 17, 2010
The Board of Directors of First Carolina Investors, Inc. (the “Company”) notes that recent secondary market transactions in the Company’s stock have occurred at prices significantly above the Company’s net asset value (“NAV”). The Board of Directors encourages investors to review the Company’s financial statements and other disclosures, and to be mindful of the risks of investing in a closed-end investment company whose shares of stock are selling at a premium over the fund’s NAV, including the risk that the NAV, and any dividends or other distributions, may never equal the price paid for the shares.